Exhibit 10.27

FIRST AMENDMENT TO LEASE

THE FIRST AMENDMENT TO LEASE is made and entered into as of April 25th, 2005, by and between UNUM LIFE INSURANCE COMPANY OF AMERICA, a Maine corporation having its principal office at 2211 Congress Street, Portland, Maine 04122-0590, hereinafter called “Landlord”, and Information Services Extended, Inc., a Florida corporation, having its principal office at 6301 N.W. 5th Way, Suite 4000, Fort Lauderdale, Florida, 33309 hereinafter called “Tenant”.

RECITALS:

A.                                   Landlord’s and Tenant entered into a certain Lease dated as of July 19, 2001 and Commencement Notice dated April 23rd, 2002 (the “Lease”), for the lease of certain Premises, Suite 4000, containing approximately 19,822 rentable square feet, (the “Leased Premises”) located in the building known by the name and address of Lakeside Plaza, 6301 N.W. 5th Way, Fort Lauderdale, Florida 33309 (the “Building”).

B.                                     The term of the Lease is scheduled to expire on June 30, 2006.

C.                                     Tenant desires to extend the lease term for their Leased Premises in as-in condition on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant hereby agree that the Lease shall be and hereby is amended as follows:

1.                                       Unless specifically defined herein or the context clearly requires a different meaning, the capitalized words and phrases used herein shall have the meanings ascribed to them in the Lease.

2.                                       Effective April 1, 2005, the Base Rent will be reduced to $15.00 per square foot per annum ($24,777.50 per month). Additional Rent and Sales Tax shall be payable per the Lease, as amended herein. The Base Rent shall increase by four (4%) percent on April 1, 2006 and on each annual anniversary thereof.

3.                                       The term is hereby extended to June 30, 2009, three (3) years beyond the expiration date set forth in the Lease.

4.                                       If during the Term the Building is not substantially occupied (which shall mean occupancy of ninety-five percent (95%) of the square feet of rentable area of commercial office space in the Building), or if by reason of partial operation of the Building all variable Building Operating Costs for a calendar year (including a partial year) have not been incurred, variable Building Operating Costs shall be adjusted for that year to an amount which Landlord estimates, in Landlord’s reasonable judgment, would have been incurred had the Building been substantially occupied and in full operation during that year. The statement of Building Operating Costs shall indicate the occupancy percentage of the Building by month. The variable Building Operating Costs include electricity, water/sewer, supplies, trash removal, janitorial services, all categories of repair and maintenance, property management and extermination. In no event shall Lessor be entitled to receive more than 100% of actual building operating costs pursuant to this Paragraph 4.

5.                                       Tenant shall remove all cabling and wiring installed on its behalf from the ceiling plenum at Tenant’s sole cost and expense at Lease expiration.

6.                                       Tenant shall receive reimbursement from Landlord for up to $50,000 towards the cost of carpet, paint, or other limited improvements in the space provided said work is performed no later than December 31, 2006. Should said improvements consist of anything other than paint and carpet, then Tenant must obtain Landlord’s prior approval. All work must be performed by contractors approved by Landlord and completed in a manner that meets all governmental requirements and building codes. Tenant must submit paid invoices and lien waivers from Tenant’s vendors, and allow Landlord the right to inspect the work in order to receive the reimbursement provided herein.

7.                                       Tenant shall be granted an option to renew for a two (2) year period upon at least nine (9) months advance written notice to the Landlord. Base Rent in the first year shall be at 104% of the previous year’s Base Rent. Subsequent years shall escalate at a fixed four percent (4%) per annum.

8.                                       This Lease and the Exhibit attached hereto and forming a part thereof, as if fully set forth herein, constitute all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth. Neither Landlord or Landlord’s agents have made nor shall be bound to any representations with respect to the Premises or the Building except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease. Except as herein otherwise provided, no subsequent alteration, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

9.                                       Except as expressly set forth herein, the Lease shall remain in full force and effect, in accordance with its terms, covenants and conditions, which are hereby reaffirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this FIRST AMENDMENT TO LEASE as of the date set forth in the first paragraph above.

Witness:	Landlord:

[ILLEGIBLE]	UNUM LIFE INSURANCE COMPANY OF AMERICA

[ILLEGIBLE]	By:	/s/ Shelley Stuart Carvel
Name: Shelley Stuart Carvel
Assistant Vice President

Witness:	Tenant:

[ILLEGIBLE]	INFORMATION SERVICES EXTENDED, INC.

[ILLEGIBLE]	By:	/s/ Kenneth L. Mayer
Name: Kenneth L. Mayer
Title: Dir. of Operations

2

THE

PARMENTER

COMPANY

A Real Estate Advisory & Investment Services Company

6301 N.W. 5th Way

Suite 2800

Ft. Lauderdale, Florida 33309

Telephone 954/938.7005

Facsimile 954/938.9345

COMMENCEMENT NOTICE

This Commencement Notice is delivered this 23rd day of April, 2002 by UNUM Life Insurance Company of America, (“Landlord”) to Information Services Extended, Inc. (the “Tenant”), pursuant to the provisions of Section 3.B of that certain Lease Agreement (the “Lease”), dated July 19th, 2001, by and between Landlord and Tenant covering certain space in the Building known as Lakeside Plaza, Fort Lauderdale, Florida. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

WITNESSETH:

1.                                       The Building, the Premises, the Common Areas, and all other Improvements required to be construed and furnished by Landlord in accordance with the terms of the Lease have been satisfactory completed by the Landlord and accepted by the Tenant.

2.                                       The Premises have been delivered to, and accepted by, the Tenant, subject to completion of
“punch list” items if any.

3.                                       The Commencement Date of the Lease is July 1, 2001; the Expiration Date is the 30th day of June 2006.

4.                                       The Premises consists of 19,622 Rentable square feet of Rentable Area on the fourth (4th) floor of the Building. A common area factor of 16% is included.

5.                                       Adjusted Base Rent is $30,228.55 for Year 1.

Additional Rent applies to the provisions of the Lease relating to Expenses in excess of Base Year

Expenses and annual rent adjustments.

6.                                       Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

UNUM Life Insurance Company of America
C/O The Parmenter Company
6301 NW 5th Way
Suite 2800
Ft. Lauderdale, FL 33309

IN WITNESS WHEREOF, this Instrumentat has been duly executed by Landlord as the date first written above.

[TENANT]

By:	/s/ S. Klein

Name:	S. Klein - CFO

[LANDLORD] UNUM Life Insurance Company of America

By:	/s/ Shelley Stuart Carvel

Name:	SHELLEY STUART CARVEL
ASSISTANT VICE PRESIDENT

MIAMI  •  FT. LAUDERDALE  •  BOCA RATON  •  WEST PALM BEACH  •  TAMPA  •  ORLANDO  •  ATLANTA

LAKESIDE PLAZA

OFFICE LEASE AGREEMENT

LESSOR:	UNUM Life Insurance Company of America

LESSEE:	Information Services Extended, Inc.

DATE:	July 19, 2001

LEASE INDEX

STANDARD FORM OF OFFICE LEASE FOR

LAKESIDE PLAZA OFFICE BUILDING

THIS LEASE is made as of the 19th day of July, 2001 between UNUM LIFE INSURANCE COMPANY OF AMERICA, a Maine corporation, as Lessor, and Information Services Extended, Inc., a Florida corporation, as Lessee.

WITNESSETH:

SUMMARY OF LEASE PROVISIONS

Section 1. - BASIC DATA. Certain fundamental provisions of this Lease are presented in this summary formal in this Section (sometimes hereinafter referred to as the “Summary”) to facilitate convenient reference by the parties hereto. All references in this Lease to the following terms shall be accorded the meanings or definitions given in this Section, as though such meanings or definitions were fully set forth throughout the text hereof. This Section, together with the terms herein referenced, shall constitute an integral pan of this Lease.

A.	Lessee’s Trade Name (if any):	N/A

B.	Original Term:	Five (5) years
	Anticipated Comm. Date:	July 1, 2001
	Expiration Date:	June 30, 2006 (see Section 3)

C.	Lessee’s Suite No:	Suite 4000 (see Exhibit “A”)

D.	Rentable Square Feet:	Approximately 19,000, re-measurement of actual square footage to be determined after demising of premises.

E.	Initial Fixed Annual Rent:	(see Section 9 and Exhibit “D”)

F.	Proportionate Share of Costs:	15.8% (sec Section 12)

G.	Security Deposit:	$80,000.00 (see Section 37)

H.	Permitted Use:	general office administration and computer lab (see Section 5)

I.	Lessor’s Notice Address:
Ms. Shelley Stuart Carvel, Assistant Vice President of Mortgages and Real Estate Investments
UNUM Life Insurance Company of America
2211 Congress Street-M284
Portland, Maine 04122

J.	Lessee’s Notice Address:
Attn: Mr. Steve Klein, CFO
Information Services Extended, Inc.
6301 N.W. 5th Way, Suite 4000
Ft. Lauderdale, FL 33309

With a copy to:
Attn: Mr. Bruce March, Esq.
Akerman Senterfitt
350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, FL 33301
(see Sec. 36)

K.	Broker’s Name and Address:
The Parmenter Company
2601 South Bayshore Drive
Suite 700
Miami, Florida 33133
(see Sec. 43)

L.	Reserved Parking:	None
	Number of Space:	4 non-exclusive parking spaces per 1,000 square feet of leased space.

M.	Guarantor:	None
	Guarantor’s Address:	N/A

N.	Prepaid Rent:	First month’s gross rent ($44,257.65) (see Sec. 4)

STANDARD PROVISIONS OF LEASE

Section 2. - PREMISES. Subject to the rent, terms and conditions herein set forth, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor certain office space in that building now existing or hereafter to be constructed and located at 6301 N.W. 5th Way, Ft. Lauderdale, Florida 33309, and generally known as the Lakeside Plaza office building (hereinafter called the “Building”), which office space is known or designated by the Suite number(s) specified in Summary paragraph C, and located approximately as shown on the site plan of premises annexed hereto as Exhibit “A” and made a part hereof, having an approximate area equal to the number of Rentable Square Feet specified in Summary paragraph D (which space is hereinafter called the “Premises”).

Sections 3. - TERM.

A.                                               Lessee shall have and hold the Premises for a term commencing on the date determined in the manner provided in Subsection 3B. below and expiring on the date specified in Summary paragraph B or until such term shall sooner terminate as hereinafter provided

B.                                                 The term of this Lease (and Lessee’s obligation to pay rent and all forms of additional rent due hereunder for all of the Premises unless otherwise set forth herein) shall, commence upon the anticipated Commencement Date specified in Summary paragraph B. The Parties agree, if Lessor or Lessee so requests, thereafter to execute a written memorandum confirming such Commencement Date as well as the expiration date of this Lease, which memorandum shall become a part of this Lease. The failure of the parties to excuse such memorandum shall not affect the validity of the Commencement Date as fixed by the Lessor.

C.                                                 The adjacent space to the premises located on the fourth floor shall be occupied by the Lessee during the demising of the premises and construction thereof. The Premises shall be deemed Substantially Ready For Occupancy on the date that a certificate of occupancy or equivalent Instrument is issued with respect to the Premises by the County of Broward, Florida, notwithstanding that minor punchlist or insubstantial details of construction, decoration or mechanical adjustment remain to be performed.

D.                                                Lessor shall use best efforts to complete the buildout of the Premises according to the plans approved by Lessor within 90 days after the permitting process is complete. If Lessor shall be unable to complete such buildout within such 90 day period, because of the retention of possession by any occupant thereof, delay caused by any alteration or construction work, or for any other reason, other than Lessee’s negligence, Lessee may terminate this Lease upon written notice to Lessor. Lessor shall not be subject to any liability for such failure.

Section 4. – PREPAID RENT. On or before the execution of this Lease, Lessee shall pay to Lessor the Prepaid Rent set forth under Section 1, Paragraph N hereof, which shall not constitute a security deposit and shall be applied towards the next rent payment due under this Lease.

Section 5. - PERMITED USE. It is understood that the Premises are to be used solely for the purposes set forth in Summary paragraph H and for no other purposes. Lessor represents and warrants to the best of its knowledge at the execution of this lease to Lessee that the Premises are in compliance with all laws, codes, regulations and other governmental requirements, including the Americans with Disabilities Act (the “ADA”). If any governmental license or permit shall be required far the proper and lawful conduct of Lessee’s business in the Premises, Lessee shall, at its expense, duly procure and thereafter maintain such license or permit and shall at all times comply with the terms and conditions of same. Lessor shall comply with all presently existing and future laws, codes, regulations and other governmental requirements, including without limitation the ADA requiring changes, alterations or improvements to the Premises, unless such legal requirement is solely and directly necessitated by Lessee’s particular manner of use or occupancy of the Premises.

The Lessee shall be open, operational and ready to conduct its business in the Premises on the Commencement Date.

Section 6. - LESSEE’S COVENANTS AS TO USE AND OCCUPANCY.

(A)                                        Lessee shall carry on its business on the Premises in a reputable manner and shall not cause, permit or suffer to be done or exist upon the Premises anything which shall result in a danger, hazard or bring about a breach of any provision of this Lease or any applicable Requirement (defined in Section 8 below).

(B)                                          Lessee shall be prohibited from conducting any use, or making any modification, which would in any manner (i) violate any certificate of occupancy for the Premises or the Building, or similar governmental approval, (ii) cause structural injury to all or any part of the Premises or to any improvements constructed thereon, (iii) constitute a public or private nuisance; or (iv) violate building and zoning laws or deed restrictions.

(C)                                         Lessee shall not use in the Premises any traveling or flashing lights or signs or any loudspeakers, television, phonographs, radio or other audio-visual or mechanical devices in a manner so that they can be heard or seen outside the Premises without obtaining in each case prior written consent of Lessor. If Lessee uses any such equipment without receiving the prior written consent of Lessor, Lessor shall be entitled to remove such equipment without notice at any time and at the cost of Lessee payable as Additional Rent forthwith on demand.

/s/ Lessor
/s/ Lessee

(D)                                          Lessee shall not burn any trash or garbage in or about the Premises or anywhere else in the Building, nor cause, permit or suffer upon the Premises or anywhere else in the Building any unusual or objectionable noises or odors or anything which may disturb the enjoyment of the Building and all the Common Areas and facilities thereof by other tenants, clients, customer and invitees of the Building, or any adjacent property owners.

(E)                                            Lessee shall not overload any floor in the Premises, pursuant to engineering specifications, or local building codes, whichever is more restrictive, or any utility or service, or commit any act of waste or damage any part of the Premises. Lessor reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which, in the opinion of Lessor, may be required under the circumstances, such reinforcing to be at Lessee’s expense.

(F)                                            Lessee shall (i) ship and receive supplies, fixtures, equipment, furnishings, wares and merchandise only through the appropriate service and delivery facilities provided by Lessor, (ii) not park its trucks or other delivery vehicles or allow suppliers or others making deliveries to or receiving shipments from the Premises to park in the parking areas, except in those parts thereof as may from time to time be allocated by Lessor for such purpose.

(G)                                           Lessee shall not cause, permit or suffer any act, occurrence, or series of acts or occurrences upon the Premises which shall cause the rate of insurance on the Premises and/or Building, or any part thereof, to be cancelled, result in an increase in the premiums for coverages of same or preclude the obtaining of such insurance.

Section 7. - MICROWAVE TRANSMISSION. Lessor shall have the absolute right to regulate any emission or transmission of microwaves, radioactive isotopes or other chemical or physical process which, in Lessor’s opinion, is or can be detrimental to the health or physical well-being of other tenants, clients, customers or invitees of the Building. If the Premises emits or transmits any of the foregoing, then Lessor shall have the right to deem this as harmful to the Building, in which event Lessee’s conduct or permissive action shall be a nuisance, and Lessee, upon written notice from Lessor, shall immediately abate such conduct or activity, or, within fifteen (15) days of receiving notice from Lessor, demonstrate that no detrimental conduct exists, to the satisfaction of Lessor. Lessor shall also have the absolute right to charge rent for the installation and maintenance of transmission equipment.

Section 8. - REQUIREMENTS OF LAW

A.                                               Lessee shall not do, and shall not permit persons within Lessee’s control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any other zoning ordinances, and rules and regulations of governmental or quasi-governmental authorities having jurisdiction over the Premises or the Building (the “Requirements”). Lessee shall, at Lessee’s sole cost and expense, take all action, including any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of the Broward County Building Code and the Americans With Disabilities Act of 1990 (the “ADA”), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Lessor or Lessee arising from, or in connection with Lessee’s use or manner of use of the Premises, or any installations in the Premises, or required by reason of a breach of any of Lessee’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Lessee shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) Lessee’s particular use, manner of use or occupancy on behalf of Lessee of the Premises, or (ii) any breach of any of Lessee’s covenants or agreements under this Lease, or (iii) any wrongful act or omission by Lessee or persons within Lessee’s control.

B.                                                 Lessee covenants and agrees that Lessee shall, at Lessee’s sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any “Hazardous Materials” (which term shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements). Lessee shall agree to execute, from time to time, at Lessor’s request, affidavits, representations and the like concerning Lessee’s best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the land on which the Building is located. Lessee shall indemnify and hold harmless Lessor, its officers, agents, successors and assigns (“Indemnities”) from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Indemnities by any Governmental Authority by reason of the presence in or about

/s/ Lessor
/s/ Lessee

the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Lessee or persons within Lessee’s control or the breach of this Lease by Lessee or persons within Lessee’s control. Lessor represents and warrants to the best of its knowledge at the execution of this lease that the Premises do not presently contain and are free from all Hazardous Materials. Lessor shall indemnify and hold harmless Lessee, its officers, agents, successors and assigns from and against any loss, cost, damage, liability or expense (including attorney’s fees and disbursements) arising from the breach of the foregoing representation, and/or (a) Hazardous Materials present on, in or under the Premises as a result of any discharge, dumping or spilling (accidental or otherwise) by Lessor onto the Premises. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

C.                                              If either Lessee or Lessor shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises; the party receiving such notice shall give prompt notice thereof to the other party hereunder.

D.                                              If any governmental license or permit shall be required for the proper and lawful conduct of Lessee’s business and if the failure to secure such license or permit would, in any way, affect Lessor or the Building, then Lessee, at Lessee’s expense, shall promptly procure and thereafter maintain, submit for inspection by Lessor, and at all times comply with the terms and conditions of, each such license or permit.

Section 9. - FIXED ANNUAL RENT.

A.                                             Lessee hereby covenants and agrees to pay to Lessor in lawful United States currency, together with any and all applicable sales and use taxes levied upon the use and occupancy of the Premises as set forth in Section 10, the Fixed Annual Rent specified in Summary paragraph E (as adjusted pursuant to Exhibit D attached hereto and by this reference made a part hereof) payable in equal monthly installments in advance, beginning on the Commencement Date and continuing on the first day of each and every calendar month thereafter during said term. All forms of rent due under this Lease shall be paid to Lessor, without demand, setoff or deduction whatsoever except as otherwise set forth herein at its offices as specified in Summary paragraph J or at such other place as Lessor shall designate in writing to Lessee. In the event that the Commencement Date is not the first day of a month, Lessee shall pay the pro rata portion of the Fixed Annual Rent as well as all forms of additional rent due hereunder for said month.

B.                                                Lessor shall have the same rights and remedies with respect to additional rent as with respect to Fixed Annual Rent. The term “Rent” is hereby defined to mean the Fixed Annual Rent and any additional rent or other sums payable by Lessee under this Lease. In the event that any payment due Lessor under this Lease shall not be paid on the due date, a late charge of five-percent (5%) of the delinquent sum may be charged by Lessor. If any installment of Rent shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to one and one-half percent (1 1/2%) per month (18% percent per annum) of the delinquent amount may be charged by Lessor, such Charge to be computed for the entire period for which the amount is overdue and which is in addition to and not in lieu of the five percent (5%) late charge or any other remedy available to Lessor. In the event that any check, bank draft, order for payment or negotiable instrument given to Lessor for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Lessor, Lessor shall be entitled to make an administrative charge to Lessee of Twenty-Five and 00/100 ($25.00) Dollars. Lessee recognizes and agrees that the aforesaid charges represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Lessor in the administration of the Building resulting from the events described, which costs are not contemplated or included in any rent or other charges provided to be paid by Lessee to Lessor in this Lease. Any charges becoming due under this paragraph of this Lease shall be deemed to be additional rent due hereunder and shall become due with the next ensuing monthly payment of Fixed Annual Rent.

C.                                                The term “Lease Year” as used herein shall mean consecutive twelve-month periods commencing on each January 1 during the term of this Lease. In the event that the term of this Lease commences on a day other than January 1, the first and last years shall be partial Lease Years and in such case the first Lease Year shall be deemed to commence on the Commencement Date and expire on December 31 next following, and the last Lease Year shall be deemed to commence on the last January 1 occurring during the term of this Lease and shall expire on the expiration date of this Lease.

Section 10. - SALES AND USE TAX. Lessee hereby covenants and agrees to pay monthly to Lessor, as additional rent, any sales, use or other tax, or any imposition in lieu thereof (excluding State and/or Federal Income Tax) now or hereafter imposed upon the rents, use or occupancy by the United States of America, the State of Florida, the County of Broward, or any political subdivision thereof, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on Lessor.

Section 11. - REAL ESTATE TAXES AND ASSESSMENTS. Lessee shall pay as additional rent during the term of this Lease its Proportionate Share, as provided in Summary paragraph F of this Lease, of all ad valorem and real property taxes levied or assessed by any lawful authority against all of the real property which is now or hereafter becomes a part of the Lakeside Plaza office building, or Building Common Areas, and such other costs and fees incurred by Lessor in contesting or appealing any such taxes, assessments, or charges and/or negotiating with any such lawful authority with respect. In the event any governmental authority having jurisdiction shall levy any general or special assessment against the real property which is now or hereafter becomes a part of the Lakeside Plaza office building for public betterments or improvements, or if the property upon which the Building

/s/ Lessor
/s/ Lessee

or Building Common Areas are located are subject to assessment by any property owner’s association, Lessee shall also pay to Lessor as additional rent its Proportionate Share of such assessments. Lessor shall have the option to take the benefit of any statute or ordinance permitting any such assessments for public betterments or improvements to be paid over a period of time, in which case Lessee shall be obligated to pay only the said fraction of the installments of any such assessments which shall become due and payable during the term of this Lease. Lessor shall estimate the taxes and assessments referred to in this Section and Lessee shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of Fixed Annual Rent. After the end of each Lease Year, Lessor shall furnish Lessee a statement of the actual Taxes and assessments, and there shall be an adjustment between Lessor and Lessee with payment to or repayment by Lessor, as the case may require, to the end that Lessor shall receive the entire amount of Lessee’s Proportionate Share for such annual period. Notwithstanding contrary provisions, for any year in which the Building has not been at least ninety-five (95%) percent occupied during the entire year, taxes shall be based upon the amount of taxes which would have been incurred if ninety-five (95%) percent of the office space in the Building bad been occupied (and interior construction completed) during such year.

Section 12. - LESSEE TO BEAR PROPORTIONATE SHARE OF COMMON COSTS.

A.                                           In each Lease Year or partial Lease Year, as defined herein, Lessee will pay to Lessor, in addition to all other Rent specified herein, and as additional rent, Lessee’s Proportionate Share of the “Building Operating Costs”, as hereinafter defined. For the purpose of this Section, the “Building Operating Costs” means the total cost and expense (as hereinafter defined) incurred in operating, managing, and maintaining and repairing the Building Common Areas, available for use by Lessee and the employees, agents, servants, customers and other invitees of Lessee. The items and charges comprising Building Operating Costs shall specifically include, without limitation, gardening and landscaping, the cost of public liability, property damage and other insurance, repairs, line painting, paving and resurfacing, lighting, electricity, sewer and water allocable to the Building Common Areas, sign maintenance, Building advertising, music systems, sanitary control, removal of trash, rubbish, garbage and other refuse from the leasable areas of the Building and the Building Common Areas, reasonable operating reserves, janitorial services for the leasable areas of the Building and the Building Common Areas, service and maintenance agreements for the leasable areas of the Building and Building Common Areas, attorneys’ and accountants’ fees, and the cost of personnel, including management fees up to 5% of the gross income, with all employment and normal retirement benefits incident thereto, including without limitation, pension and medical and life insurance benefits, to direct parking and to police the Building Common Areas, including watchmen and security personnel, if such personnel are employed. Lessor shall have the right with regard to any and all management and maintenance obligations of Lessor under this Lease, to contract with such person(s) or entity or entities for the performance and accomplishment of such of the obligations as Lessor shall deem proper, including entities in which Lessor may hold an ownership or other interest. The following costs and expenses are expressly excluded from Building Operating Costs:

1.                                       Leasing commissions, rent concessions to lessees, administrative charges, tenant improvements and advertising expenses;

2.                                       Expenditures for capital improvements, except those which under generally accepted accounting principles are expenses or regarded as deferred expenses and except for capital expenditures required by law (including the ADA), in either of which cases the cost thereof shall be included in expenses for the calendar year in which the costs are incurred and subsequent years, appropriately allocated to such years on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than ten years, with an interest factor equal to the prime rate, published from time to time in the Money Section of the Wall Street Journal but in no event greater than the highest rate of interest permitted to be charged by law at the time of Lessor’s having incurred said expenditure;

3.                                       Painting, redecorating or other work which Lessor performs for any lessee or prospective lessee of the Building other than painting, redecorating or other work which is standard for the Building Common Areas;

4.                                       Repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty, condemnation, faulty workmanship, faulty construction or structural or design defects;

5.                                       Depreciation;

6                                          Principal and interest payments or other fees pursuant to any mortgages placed upon the Building by Lessor;

7.                                       Rent payable under any lease to which this Lease is subject;

8.                                       Costs and Expenses of enforcing leases against lessees or preparing new leases with existing or new lessees of the building, including attorneys’ fees; and

/s/ Lessor
/s/ Lessee

9.                                       Penalties for the late payment of any Real Estate Taxes, or any cost, fees, fines or penalties, or interest thereon, incurred due to violations of Lessor or any Lessee of the Building of any governmental law, code, rule or regulation.

10.                                 Expenses incurred due to the gross negligence or willful misconduct of Lessor or its agents, employees or contractors, or due to the breach of this Lease by Lessor;

If Lessor shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in any of the elements of Building Operating Costs, then the costs for such capital equipment or capital expenditure are to be included within the definition of “Building Operating Costs” for the Lease Year in which the costs are incurred and subsequent years, on a straight-line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Building Operating Costs are expected to equal Lessor’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate, published from time to time in the Money Section of the Wall Street Journal but in no event greater than the highest rate of interest permitted to be charged by law at the time of Lessor’s having incurred said costs. If Lessor shall lease any such item of capital equipment designed to result in savings or reductions in Building Operating Costs, then the rentals and other costs paid pursuant to such leasing shall be included in Building Operating Costs for the year in which they are incurred.

B.                                     Lessee shall be informed as to Lessee’s Proportionate Share of the Building Operating Costs which shall be based upon a best estimate thereof, and Lessee shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of Fixed Annual Rent. Within ninety (90) days of the end of each Lease Year, Lessor shall furnish Lessee, a written detailed, in writing statement of the actual Building Operating Costs. Lessee shall have fifteen (15) days from receipt of such statement to review same and to submit to Lessor in writing any objections of Lessee thereto. If no written objections are received by Lessor within said fifteen (15) day period, such statement shall be conclusively deemed to be correct as between the parties, and there shall be an adjustment with payment by or refund or credit to Lessee, as the case may require, to the end that Lessee shall bear the entire amount of Lessee’s Proportionate Share for such period but not in excess thereof. Lessee shall have right upon request no more than once in any calendar year to inspect Lessor’s Books and Records and to perform an audit of Lessor’s operation of the Building. In the event such audit shows an overstatement that exceeds ~~3%~~ 5% of the sum previously billed Lessee, Lessor shall also reimburse Lessee for all reasonable expenses of such audit. Lessee covenants and agrees that Lessee shall remain liable for and shall pay its Proportionate Building Operating Costs in the amounts and times as set forth herein, notwithstanding the expiration or earlier termination of this Lease. Lessee acknowledges that Building Operating Costs or any item or component of assessment or charge thereunder may be made or assessed by either Lessor and/or the owner or other entity controlling the Building Common Areas, and Lessee shall pay such charge to the patty making such assessment.

Section 13. - USE OF BUILDING COMMON AREAS. The use and occupation by Lessee of the Premises shall include the nonexclusive use, in common with others entitled thereto, of the Building Common Areas, subject, however, to the terms and conditions of this Lease and the rules and regulations for the use thereof as prescribed from time to time by Lessor. Lessor shall (or shall cause the same to be done) operate manage equip, light, repair, replace and maintain the Building Common Areas in compliance with all laws and in a manner that is consistent with the operation and maintenance of a similar or well maintained office building. As used herein, the term “Building Common Areas” shall mean the areas, building systems and facilities serving the Building or utilized in connection therewith, as determined by Lessor, whether or not located directly on, within or under the Building, which areas and facilities may include, without limitation, internal malls, sidewalks and plazas, exhibit areas, storage and mechanical areas, janitor rooms, mailrooms, telephone areas, elevators, stairways, lobbies, waiting areas, truck and receiving areas, loading docks, driveways, parking facilities, corridors and other areas for the nonexclusive use of lessees, and agents, employees, customers and invitees of Lessees as such areas now exist or as may hereafter be constructed for the benefit of or as a part of the Building, and other facilities as may be designated from time to time by Lessor. All Building Common Areas shall at all times be subject to the exclusive control and management of Lessor, and Lessor shall have the full right and authority to employ all personnel and to make all rules and regulations as Lessor may in its sole discretion deem proper, pertaining to the proper operation and maintenance of the Building Common Areas.

Section 14. - LICENSE TO USE COMMON AREAS. All Building Common Areas, as constituted from time to time, which Lessee may be permitted to use and occupy, are to be used and occupied under a license, revocable upon default after all applicable notice and/or cure periods by Lessee under this Lease, and if such license be revoked, or if the amount of such areas be temporarily closed or permanently diminished, Lessee shall not be entitled to any compensation, damages, or diminution or abatement of rent, nor shall such revocation or diminution of such area be deemed a constructive or actual eviction.

Section 15. - NAME OF BUILDING. Lessor may adopt any name for the Building and reserves the right to change the name and/or address of the Building at any time, in its absolute and sole discretion.

Section 16. - CONSTRUCTION OF PREMISES.

A.                                  Lessor agrees that it will supply, at its own expense, its standard office space, as more particularly described and set forth on Exhibit “B” annexed hereto and made a part hereof (“Lessor’s Work”).

/s/ Lessor
/s/ Lessee

B.                                     Lessee agrees to perform, at its own cost and expense, all work other than Lessor’s Work, including without limitation that work, as particularly described in Exhibit “E” annexed hereto (“Lessee’s Work”), which is necessary to make the Premises conform with Lessee’s plans as approved by Lessor. Within thirty (30) days after the execution of this Lease, Lessee shall furnish to Lessor, for Lessor’s written approval, plans and specifications for the Lessee’s Work, showing a layout, lighting plan, fixturing plan, interior finish and material samples, and any work or equipment to be done or installed by Lessee affecting any structural, mechanical or electrical part of the Premises or the Building. Failure to provide same within said thirty (30) day period shall constitute a default by Lessee under this Lease. Lessor’s failure to disapprove of Lessee’s plans within fifteen (15) days of receipt shall constitute acceptance by Lessor of such plans. Design elements as aforesaid will be displayed in color renderings in such detail as may be sufficient for Lessor’s needs. It is the purpose of this requirement that Lessee’s Premises be fixtured, designed and laid out so as not to be a detriment to the other tenants in the Building and that Lessee’s Work shall not be detrimental to the Building or other tenants therein, and Lessor’s approval of the plans and specifications as aforesaid for Lessee’s Work shall be at the Lessor’s sole discretion. Lessee agrees and acknowledges that all Lessee’s Work, improvements, alterations or additions performed by Lessee (hereinafter collectively “Alterations”) whether pursuant to this Section or otherwise, shall be carried out in compliance with all Requirements and is performed and accomplished solely for the benefit and convenience of Lessee, and not for the benefit of Lessor, such Alterations being nevertheless subject to each and every of the provisions of this Lease,.

Section 17. – CONDITION OF PREMISES. Except as to matters set forth elsewhere herein (such as the representations set forth in Sections 5 and 8), Lessee acknowledges that Lessor has made no representation or promise as to the condition of the Premises, nor shall Lessor be required to conduct any Alteration or improvement to the Premises, except as expressly set forth in Exhibit “B” attached hereto (“Lessor’s Work”). In the event that Lessor’s Work as provided in Exhibit “B” has been completed, or in the event that no work is required of Lessor hereunder, Lessee expressly acknowledges that it has inspected the Premises and is fully familiar with the condition thereof, and Lessee agrees to accept the Premises in its “as-is” condition.

Section 18. – ALTERATIONS.  Lessee shall make no decorations, additions, improvements or other Alterations in the Premises costing in excess of  $10,000.00 or structural in nature, without the prior written consent of Lessor, and then only at its sole cost and expense and by contractors or mechanics and in such manner and with such materials as may be approved by Lessor. All decorations, additions, improvements or other Alterations to the Premises, except movable office furniture, and equipment installed at the expense of Lessee, shall, unless Lessor elects otherwise in writing, become the property of Lessor upon the installation thereof, and shall be surrendered with the Premises at the expiration of this Lease. If requested by Lessee in writing, Lessor shall designate at the time of its approval of any request by Lessee for permission to make Alterations, additions or improvements to the Premises, those items for which Lessor reserves the right to require Lessee to remove upon the expiration or sooner termination of the term of this Lease. Any such designation shall be in Lessor’s sole discretion, based upon its reasonable judgment as to the probable effect of such Alteration, addition or improvement upon Lessor’s ability to freely re-let the Premises upon the expiration or sooner termination of the term of this Lease. If required by Lessor in accordance with the foregoing, any such Alteration, addition or improvement to the Premises shall be removed at Lessee’s expense upon the expiration or sooner termination of the term of this Lease and Lessee, at its expense, shall also repair any damage to the Premises caused by such removal and restore the Premises to Building standard.

Section 19. - LIENS. Nothing contained in this Lease shall be construed as a consent on the part of Lessor to subject the estate of Lessor to liability under the Construction Lien Law of the States of Florida, it being expressly understood that the Lessor’s estate shall not be subject to such liability. Lessee shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Chapter 713, Florida Statutes. Lessee agrees to obtain and deliver to Lessor prior to the commencement of any work or Alteration or the delivery of any materials, written and unconditional waivers of contractors’ liens with respect to the Premises or the Building for all work, service or materials to be furnished at the request or for the benefit of Lessee to the Premises. Such waivers shall be signed by all architects, engineers, designers, contractors, subcontractors, materialmen and laborers to become involved in such work. Notwithstanding the foregoing, Lessee at its expense shall cause any lien filed against the Premises or the Building for work, services or materials claimed to have been furnished to or for the benefit of Lessee to be satisfied or transferred to bond within ten (10) days after Lessee’s having received notice thereof. In the event that Lessee fails to satisfy or transferred to bond within said ten (10) day period, Lessor may do so and thereafter charge Lessee as Additional Rent, all costs incurred by Lessor in connection with the satisfaction or transfer of such claim, including attorneys fees and an administrative charge not exceeding fifteen percent (15%) of all sums incurred by Lessor in the satisfaction or transfer of such claim. Further, Lessee agrees to indemnify, defend, and save the Lessor harmless from and against any damage to and loss incurred by Lessor as a result of any such contractor’s claim of lien. If so requested by Lessor, Lessee shall execute a short form or memorandum of this Lease, which may, in Lessor’s sole discretion be recorded in the Public Records of Broward County for the purpose of protecting Lessor’s estate from contractors’ Claims of Lien, as provided in Chapter 713.10, Florida Statutes. In the event such short form or memorandum of this Lease is executed, Lessee shall simultaneously execute and deliver to Lessor an instrument in recordable form terminating Lessee’s interest in the real property upon which the Premises are located, which instrument may be recorded by Lessor at the expiration or earlier termination of the term of this Lease. The security deposit paid by Lessee may be used by Lessor for the satisfaction or transfer of any Contractor’s Claim of Lien, as provided in this Section. This Section shall survive the termination of this Lease.

/s/ Lessor
/s/ Lessee

Section 20. - CHANGES TO BUILDING AND BUILDING COMMON AREAS. Lessor hereby reserves the right, at any time, to perform maintenance operations and to make repairs, Alterations, additions or reductions to, and to build additional stories on, the Building and the Building Common Areas and to construct buildings adjoining the same providing same does not materially interfere with Lessee’s use and occupancy of the Premises or materially alter or change the dimensions, quality or impede access to or from the Premises.. Lessor also reserves the right to construct other buildings or improvements, including, but not limited to, structures for motor vehicle parking. Lessee agrees to cooperate with Lessor, permitting Lessor to accomplish any such maintenance, repairs, alterations, additions or construction.

Section 21. - REPAIRS.

A.                                   Lessor shall maintain in good and operational condition the foundation load bearing walls and all structural portions of the Building. Lessor shall also maintain and repair as necessary the roof, roof membrane and exterior walls of the Building. All repair obligations of Lessor hereunder shall be deemed a component of Building Operating Costs (see Section 26. D)

B.                                     Lessee shall not suffer any damage, waste or deterioration to occur to the Premises and shall maintain the Premises and the fixtures and appurtenances therein in good and sightly condition, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Lessee or its agents, employees or invitees. If Lessee fails to make such repairs promptly, Lessor may, at its option, and after notice to Lessee, make such repairs, and Lessee shall pay the cost thereof to Lessor on demand as additional rent. The exterior walls of the Building, the windows and the portions of all window sills outside same are not part of the Premises and Lessor hereby reserves all rights to such parts of the Building.

Section 22. - EMINENT DOMAIN.

A.                                   If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding (the “Taking Date”) and all rentals and other charges shall be paid up to that date and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

B.                                     If less than the whole but more than twenty-five percent (25%) of the Premises, or more than fifty percent (50%) component of the Building, or more than fifty percent (50%) of the Total Rentable Area of the office component of the Building shall be taken under eminent domain, or sold to public authority under threat or in lieu of such a taking, Lessee shall have the right upon notice to Lessor within ten (10) days after the Taking Date either to terminate this Lease as of the Taking Date, or, subject to Lessor’s right of termination as set forth in Subsection 22D below, to continue in possession of the remainder of the Premises. In the event Lessee elects to remain in possession, all of the terms of this Lease shall continue in effect, except that as of the Taking Date, Initial Rent and other charges payable by Lessee shall be reduced in proportion to the floor area of the Premises taken. Lessor shall, at its cost, but only to the extent of net proceeds of condemnation received by Lessor, make all necessary repairs or alterations within the scope of Lessor’s Work and Lessor’s duties under Section 16A hereof, so as to constitute the remaining Premises a complete architectural unit, and Lessee, at Lessee’s cost, shall be obligated to perform all of Lessee’s Work and Lessee’s duties under Section 16B and otherwise restore the Premises and Lessee’s Trade Fixtures.

C.                                     If twenty-five percent (25%) or less of the Premises shall be so taken, the Term shall cease only as to the part so taken as of the Taking Date, and Lessee shall pay rent and other charges up to the Taking Date, with appropriate credit by Lessor (toward the next installment of Rent due Lessor) of any Rent or charges paid for a period subsequent to the Taking Date. Rent and other charges payable to Lessor shall be reduced in proportion to the amount of the Premises taken. Lessor shall, at its expense, but only to the extent of net proceeds of condemnation received by Lessor, make all necessary repairs or alterations within the scope of Lessor’s Work so as to constitute the remaining Premises a complete architectural unit, and Lessee, at Lessee’s expense, shall be obligated to perform all of Lessee’s Work and otherwise restore the Premises and Lessee’s trade fixtures.

D.                                    If more than twenty percent (20%) of (i) the area of that portion of Common Areas serving the office component of the Building, (ii) the Total Rentable Area of the office component of the Building, or (iii) the Premises shall be taken under power of eminent domain, or sold to public authority under the threat or in lieu of such a taking, Lessor may, by notice to Lessee delivered on or before the thirtieth (30th) day following the Taking Date, terminate this lease as of the Taking Date. Rent and other charges shall be paid up to the Taking Date, with an appropriate refund by Lessor of any Rent paid for a period subsequent thereto.

E.                                      In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, Lessee shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Lessor is to receive the full amount of such award. Lessee hereby expressly waives any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to Lessor whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Premises, Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee’s own right on account of any damage to Lessee’s business by reason of

/s/ Lessor
/s/ Lessee

the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee’s merchandise, furniture, fixtures, leasehold improvements and equipment from the Premises. A sale by Lessor to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Section.

Section 23. - DAMAGE AND DESTRUCTION.

A.                                   If the Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, without the fault of Lessee, but are not thereby rendered untenantable in whole or in part, Lessor shall at its own expense cause such damage, except to Lessee’s equipment and trade fixtures, to be repaired, but only to the extent of Lessor’s original obligation to construct pursuant hereto, and the Fixed Annual Rent and additional rent payable by Lessee hereunder shall not be abated. If by reason of such occurrence, the Premises shall be rendered untenantable only in part, Lessor shall at its own expense cause the damage, except to Lessee’s equipment and trade fixtures, to be repaired, to a value not less than its value just prior to said casualty and the Fixed Annual Rent meanwhile shall be abated proportionately as to the portion of the Premises rendered untenantable, until the Premises has been restored to the extent required to be restored by Lessor as required hereby. If the Premises shall be rendered wholly untenantable by reason of such occurrence, Lessor shall at its own expense cause such damage, except to Lessee’s equipment and trade fixtures, to be repaired, to a value not less than its value just prior to said casualty and the Fixed Annual Rent meanwhile shall be abated in whole, until the Premises has been restored to the extent required to be restored by Lessor as required hereby, except that Lessor shall have the right, to be exercised by notice in writing delivered to Lessee within ninety (90) days after said occurrence, to elect not to reconstruct the destroyed Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence. Nothing in this Section shall be construed to permit the abatement in whole or in part of additional rent, including without limitation charges for Building Operating Costs and real estate taxes attributable to any period during which the Premises shall be in untenantable condition, nor shall there be any abatement in additional rent nor the Fixed Annual Rent if such damage is caused by an act or omission of Lessee.

B.                                     In the event that twenty (20%) percent or more of the Rentable Square Feet of the Building shall be damaged or destroyed by fire or other cause, notwithstanding any other provisions contained herein and that the Premises may be unaffected by such fire or other cause, Lessor or Lessee shall have the right, to be exercised by notice in writing delivered to Lessee within sixty (60) days after said occurrence, to elect to cancel and terminate this Lease.  Upon the giving of such notice to Lessee, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Lessee shall vacate the Premises and surrender the same to Lessor.

C.                                     If the Premises are destroyed or damaged during the last eighteen (18) months of the term of this Lease and the estimated cost of repair exceeds ten percent (10%) of the Fixed Annual Rent then remaining to be paid by Lessee for the balance of the term, Lessor or Lessee may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of its election to do so within thirty (30) days after the date of occurrence of such damage. If the parties shall not so elect to terminate this Lease, the repair of such damage shall be governed by other provisions of this Section.

D.                                    In the event of any reconstruction of the Premises under this Section, Lessor’s obligation with regard to said reconstruction shall be only to the extent of Restoring the Premises to a value not less than its value just prior to said casualty. Lessee shall additionally be responsible for the replacement of its stock in trade, trade fixtures, furniture, furnishings and equipment. Lessor shall commence any reconstruction or restoration of the Building and/or Premises promptly. If Lessor fails to commence reconstruction or restoration within sixty days or Lessor fails to complete such restoration within 180 days after the casualty, then Lessee shall have the right upon written notice to terminate this Lease. Lessee shall commence the installation of fixtures, equipment, and stock in trade promptly upon redelivery to it of possession of the Premises and shall diligently prosecute such installation to completion.

E.                                      Upon any termination of this Lease under any of the provisions of this Section, each party shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to the Lessor except for items which have theretofore accrued and are then unpaid and for such of the other obligations of Lessee as are expressly provided herein to survive the termination of this Lease, for which Lessee shall remain liable to Lessor.

Section 24. - QUIET ENJOYMENT. Lessor covenants and agrees that, upon Lessee’s paying on a monthly installment basis the Fixed Annual Rent and any additional rent required hereunder and performing all of the other covenants herein on its part to be performed, Lessee shall and may peaceably and quietly hold and enjoy the Premises without hinderance by Lessor or persons claiming through or under Lessor, subject to the terms, covenants and conditions of this Lease and all existing or future underlying leases or mortgages encumbering the Building.

Section 25. - RIGHT OF ENTRY. Lessor and Lessor’s agents shall have the right to enter the Premises at all times to examine the same. Lessor and Lessor’s agents shall upon 24 hours prior notice (no prior notice being required in the event of an emergency), to show them to prospective purchasers, lenders or lessees of the Building, Lessor and Lessor’s agents shall have the right to enter the Premises at all times to make such repairs, alterations, improvements or additions as Lessor may deem necessary or desirable, and Lessor shall be allowed to take all

/s/ Lessor
/s/ Lessee

material necessary for such repairs, alterations, improvements or additions into and upon the Premises that may be required therefor without the same constituting an eviction of Lessee in whole or in part, and the Rent reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made unless Lessee is prevented from operating in the Premises in whole or in part, in which event Fixed Annual Rent shall be proportionately abated during said period. If Lessee shall not be personally present to open and permit entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Lessor or Lessor’s agents may enter the same without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Lessor any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or the Building or any part thereof, except as otherwise herein specifically provided.

Section 26. - SERVICES AND UTILITIES

A.                                   Lessor covenants that it will, during the normal business hours for the Building (8:00 A.M. to 6:00 P.M., Mondays through Fridays, inclusive, holidays excepted) furnish to the Premises elevator service, electricity, seasonal air conditioning and heating, and water for lavatory purposes. Additionally, Lessor will provide janitorial service for the Premises and Building Common Areas and will cause the Building Common Areas to be cleaned and generally maintained. Lessee shall pay unto Lessor, as additional rent, all costs incurred by Lessor in providing any building services for Lessee at times other than the normal operating hours of the Building, as determined from time to time by Lessor, and the costs of any modification to any building utility or service system necessary to accommodate the Lessee. Notwithstanding the aforesaid, Lessor shall in no manner be required to make any alteration to any service or utility system of the Building on behalf of Lessee. Lessor shall not be liable for temporary failure of services, and same shall not be deemed to constitute an actual or constructive eviction, nor entitle Lessee to any abatement or diminution in rent payable under this Lease. Lessor shall not be required to furnish such services to Lessee so long as Lessee is in default of its obligations under this Lease.

B.                                     Lessee shall pay to Lessor, or directly to the utility provider if requested by Lessor, all costs of providing any utility services, including, without limitation, gas, electricity, water, cable television, and any other utilities applicable to the Premises. In the event that any utility to the Premises shall not be separately metered, Lessor shall apportion the cost of such utility among the various lessees served thereby on either a square footage basis (based upon the proportion of Rentable Square Feet of the Premises as to the Rentable Square Feet of the areas of the Building served by the utility) or based upon the intensity of use by Lessee, such basis to be determined by Lessor in its sole discretion. In the event of such apportionment, Lessee shall pay to Lessor monthly, as additional rent, Lessee’s portion of the cost of such utility, within three (3) days of receipt of a statement from Lessor therefor. In no event shall Lessor be liable for an interruption or failure in the supply, quality or quantity of any utilities within the Premises or Building, and same shall in no manner constitute an actual or constructive eviction of Lessee, nor entitle Lessee to any abatement of any Rent under this Lease.

C.                                     Lessee covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the Building risers or wiring installation. Lessee agrees not to connect any additional electrical equipment to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Lessor’s prior written consent.

D.                                    Lessee shall reimburse to Lessor all costs of service contracts for maintaining the roof top cooling tower, pumps, feeders, chemicals and any and all other equipment associated with the additional cooling of the premises not utilized by any other occupant of the Building. Which costs are estimated to be $3,560.00 annually, Lessor owns and shall be responsible for all maintenance and repair of the cooling tower and chemicals needed to maintain the system while the Lessee shall be responsible for any and all costs for such repairs and maintenance of the roof top cooling tower, pumps, feeders, chemicals in which cost shall not exceed $10,000 annually including the estimated maintenance contract. Lessee shall be responsible for any and all other equipment associated with this system including but not limited to the packaged units located in the lab area. Lessee shall also have the electrical meter account supplying electric to this system and other parts of the premises put in the Lessee’s name and shall be responsible for any costs including but not limited to usage and security deposits.

Section 27. - EXCUSE OF LESSOR’S PERFORMANCE. Anything in this Lease to the contrary notwithstanding, Lessor shall not be deemed in default with respect to failure to perform any of the terms, covenants and conditions of this Lease if such failure to perform shall be due to any civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utilities, service or financing, through or Act of God or other cause beyond the control of Lessor.

Section 28. - ASSIGNMENT OR SUBLETTING.

A.                                   Lessee shall have the right to sublet or assign all or part of the premises with Lessor’s prior written consent and said consent shall not be unreasonably withheld or delayed. Lessee shall guarantee payment of Annual Rent and any Additional Rent and performance of obligations under the terms of this Lease.

B.                                     Neither Lessee nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the premises which provides for rental or other payment for such use,

/s/ Lessor
/s/ Lessee

occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use occupancy or utilization of any part of the Premises.

C                                        Notwithstanding anything to the contrary, this Lease contains no provision restricting or purporting to restrict any of the following transaction and further, none of the following transactions shall constitute an assignment, sublet or other transfer of this Lease: (i) a change in control or change in the stockholders, directors, management or organization of Lessee or in any subsidiary, affiliate or parent of Lessee; (ii) the issuance, sale, purchase, public offering, disposition or re-capitalization of the capital stock of Lessee, or in any subsidiary, affiliate or parent of Lessee; or (iii) the merger, consolidation or other corporate restructuring of Lessee with or into any other person or entity.

Section 29. – LESSEE’S DEFAULT. (i) If Lessee shall default in the payment of the Fixed Annual Rent, any additional rent or any other sums payable by Lessee herein when due, and such default shall continue for a period of five (5) days after written notice, or (ii) if Lessee shall default in the performance of any nonmonetary covenants or agreements of this Lease and said default shall continue for twenty (20) days after written notice thereof, or in the event that the default be of such a nature as cannot with diligent effort be cured within said twenty (20) day period, if Lessee shall not commence to cure within said period and diligently prosecute remedial efforts to completion within a reasonable time thereafter, not to exceed sixty (60) (iii) if Lessee should become bankrupt or insolvent or any debtor proceedings be taken by or against Lessee or (iv) if Lessee shall abandon or vacate the Premises prior to the expiration of the term of this Lease, then and in addition to any and all other legal remedies and rights available to Lessor at law or in equity, Lessor may:

A.                                   Declare the entire balance of fixed Annual Rent due hereunder for the remainder of the term of this Lease to be due and payable and may collect the same by distress or otherwise;

B.                                     Terminate this Lease and any right of renewal thereof, and retake possession of the Premises;

C.                                     Without terminating this Lease, re-enter and re-let the Premises, or any part thereof, with or without legal process, as the agent and for the account of Lessee, upon such terms and conditions as Lessor may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including but not limited to, necessary renovation and alterations of the Premises, reasonable attorney’s fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due Lessor hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Lessor’s option, Lessee shall pay Lessor any deficiency immediately upon demand therefor, notwithstanding Lessor may have received periodic rental in excess of the periodic rental stipulated in this Lease in previous or subsequent rental periods, and Lessor may bring an action therefor as such deficiency shall arise, or (ii) at Lessor’s option, the entire deficiency, which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable by Lessee. Lessor shall use commercially reasonable efforts to re-let the Premises. Lessor shall not, in any event, be required to pay Lessee any surplus of any sums received by Lessor on a re-letting of said Premises in excess of the rent provided in this Lease.

D.                                    If any Event of Default occurs, Lessor, in addition to other rights and remedies it may have, shall have the right to remove all or any part of Lessee’s property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Lessee and the Lessor shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and Lessee hereby waives any and all claim against Lessor for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts. Lessee shall, upon execution of this Lease and promptly thereafter from time to time, give Lessor notice of any leased personal property brought onto the Premises.

E.                                      No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such re-letting without termination. Lessor may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Lessee without hindrance, and Lessor shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry except for damages or injury caused by intentional misconduct.

F.                                      In the event of a breach or threatened breach of any covenant of this Lease, Lessor shall have the right of injunction. Any and all rights, remedies and options given in this Lease to Lessor shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect or in equity.

G.                                     If Lessee shall default in the performance of any provision of this Lease on Lessee’s part to be performed, Lessor may perform the same for the account of Lessee and Lessee shall promptly reimburse Lessor for any expense incurred therefor, which expenses shall be deemed to be additional rent.

Section 30 - LESSOR’S DEFAULT. If Lessor shall (i) default in the performance of any of the covenants or agreements of this Lease made by or to be performed by Lessor, or (ii) breach any of the

/s/ Lessor
/s/ Lessee

representations or warranties made by Lessor in this Lease, and if said default or breach shall continue for thirty (30) days after written notice thereof, or in the event that the default or breach be of such a nature as cannot with diligent effort be cured with said thirty (30) day period. If Lessor shall not commence to cure within said period and diligently prosecute remedial efforts to completion with a reasonable time thereafter, then and in addition to any and all other legal remedies and rights available to Lessor at law or in equity, Lessee may:

A.                                   Withhold payment or seek specific performance under the Lease until such time as such default or breach is cured, or.

B.                                     Cure such breach or default if such default negatively impacts the Lessee for any extended period of time and set off against the Rent such amounts expended by Lessee in connection with such cure, or

Notwithstanding the foregoing, if in Lessee’s reasonable judgment, an emergency shall exist Lessee may cure such default or breach with reasonable (under the circumstances) notice to Lessor being required. The self-help option given to Lessee in this Section is for the sole protection of Lessee, and its existence shall not release Lessor from its obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Lessor or deprive Lessee of any legal rights which it may have be reason of any such default by Lessor.

Section 31 - LEGAL EXPENSES. In the event that it shall become necessary for Lessor or Lessee to employ the services of an attorney to enforce any of its rights under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of the other party to be kept or performed, regardless of whether suit be brought, such breaching party shall pay to the other party such reasonable fee as shall be charged by its attorney for such services. Should suit be brought for the recovery of possession of the Premises, or for rent of any other sum due a party under this Lease, or because of the default of any of Lessee’s or Lessor’s covenants under this Lease, the breaching party shall pay to the other party all expenses of such suit and any appeal thereof, including reasonable attorneys’ fees

Section 32 - INSURANCE.

A.                                   Lessee agrees to maintain, throughout the Term (and any other period when Lessee is in possession of the Premises), at Lessee’s sole cost and expense, the following insurance:

(i)                                     Comprehensive general public liability insurance in standard form against claims for bodily injury or death or property damage occurring in or upon the Premises, effective from the date Lessee enters into possession and during the term of this Lease. Such insurance shall be in the combined single limit amount of not less than $2,000,000.00 for injury to one person in one accident, occurrence or casualty, or for injuries to more than one person in one accident, occurrence or casualty;

(ii) Worker’s compensation and employer’s liability insurance in compliance with applicable legal requirements; and

(iii) Any other form of insurance which Lessee, Lessor, or any mortgagee of the Premises, acting reasonably, shall require from time to time, in form, in amounts and for risks against which a prudent lessee would insure.

B.                                     Any insurance policies required hereunder shall name Lessor as an additional insured and shall provide that they may not be modified or terminated without thirty (30) days advance notice to Lessor. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under policies issued by insurers permitted to do business in the State of Florida and rated in Best’s Insurance Guide, or any successor thereto (or, if there be none, an organization having national reputation) as having a general policyholder rating of “A” and a financial rating of at least “13”. Lessee shall furnish to Lessor within thirty (30) days from the date hereof evidence of such insurance coverage by way of either a certified, true copy of the actual insurance policy and any amendments and endorsements thereto or a certificate of insurance clearly evidencing each of the coverages and provisions set forth in this paragraph. Upon Lessee’s default in obtaining or delivering the policy or certificate for any such insurance or Lessee’s failure to pay the charges therefor, Lessor may procure or pay the charges for any such policy or policies and charge the Lessee therefor as additional rent. The limits of insurance specified in this Section may be adjusted upward by Lessor in the event that Lessor shall determine that because of: (i) the lapse of time, (ii) any unexpected rates of inflation, (iii) the size of the Premises, (iv) the use of the Premises by Lessee or (v) for any reason similar to those Specified in clauses (i) through (iv) immediately above in this paragraph, the limits specified offer inadequate protection to Lessor.

C.                                     Lessee shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering all Alterations made by or on behalf of Lessee (including without limitation all Lessee’s Work) and Lessee’s fixtures and equipment located on the Premises, in an amount not less than 80% of their full replacement value, providing protection against any peril included within the standard classification of “All Risk Coverage,” together with insurance against sprinkler damage, vandalism, theft and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Alterations, fixtures and equipment so insured.

/s/ Lessor
/s/ Lessee

D.                                    Lessor and Lessee waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any region whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Lessee or Lessor which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company, including but not limited to lessee’s workers’ compensation insurance carrier, against Lessor or Lessee, whichever the case may be.

E.                                      Lessee at its expense shall comply with all commercially reasonable requirements of the Lessor’s casualty insurer, and shall not use the Premises in a manner which shall increase the rate of fire insurance or other insurance of Lessor or of any other tenant, over that in effect prior to this Lease. If Lessee’s use of the Premises increases the fire insurance rate, Lessee shall reimburse Lessor for all such increased costs. The fact that the Premises are being used for the purposes set forth in Summary paragraph H hereof shall not relieve Lessee from the foregoing duties, obligations and expenses.

F.                                      Lessor agrees to maintain with companies permitted to do business in the State of Florida and rated in Best’s Insurance Guide, or any successor thereto, as having a general policyholder rating of “A” and a financial rating of at least “13”, throughout the Term, and shall charge through pro-rata to all tenants of the Building as a Building Operation Cost, (I) “all risks” casualty coverage insurance, with a coverage extension for the perils of flood and windstorm (if required by Lessor’s lender), property and casualty for the reasonable value of the Building and all other improvements or buildings located on the land upon which the Building is located, (ii) comprehensive general public liability insurance in standard form against claims for bodily injury or death or property damage occurring in or upon the Building, in the combined single limit amount of not less than $1,000,000.00 for injury to one person in one accident, occurrence or casualty, or for injuries to more than one person in one accident, occurrence or casualty. Lessor shall provide a certificate of insurance evidencing coverage not less than once each Lease Year upon Lessee’s written request of same.

Section 33 - INDEMNIFICATION OF LESSOR.  Lessee shall not do or permit any act or thing to be done in, on or about the Premises or the Building that may subject Lessor to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect the Lessor fully against any such liability and responsibility. Lessee shall indemnify and cave harmless the Lessor from and against (a) all claims of whatever nature against the Lessor arising from any act, omission or negligence of Lessee or persons within Lessee’s control, (b) all claims against the Lessor arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Lessee’s occupancy of the Premises, (c) all claims against the Lessor arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Premises or Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Lessee or persons within Lessee’s control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Lessee. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

If any claim, action or proceeding is made or brought against the Lessor, against which claim, action or proceeding Lessee is obligated to indemnify Lessor pursuant to the terms of this Lease, then, upon demand by the Lessor, Lessee, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Lessor’s name, if necessary, by such attorneys as the Lessor may select, including, without limitation, attorneys for the Lessor’s insurer. Notwithstanding the foregoing, if such attorneys shall be defending both Lessee or any persons within Lessee’s control and Lessor, the Lessor may retain its own attorneys to defend or assist in defending any claim, action or proceeding, and Lessee shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

Section 34 - INDEMNIFICATION OF LESSEE. Lessor shall indemnify and save harmless the Lessee from and against any and all third party claims (and shall Indemnify and save harmless Lessee’s Directors and Officers to the extent, of any liability in excess of claims paid under Lessee’s Directors and Officers liability insurance). to the extent same arise from the gross negligence or willful misconduct of Lessor, together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorney’s fees and disbursements.

Section 35 - LOSS AND DAMAGE. Lessor shall not be responsible for any damage to any property of Lessee (including without limitation appliances, equipment, machinery, stock, inventory, fixtures, furniture, improvements, displays, decorations. carpeting and painting) or of others located on the Premises, not for the loss of or damage to any property of Lessee or of others by theft or otherwise. Lessor shall not be liable for any injury or damage to persons or property resulting from fire, smoke, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless same shall result from the gross negligence of Lessor. Lessor shall not be liable for any such damage caused by other tenants or persons on the Premises, occupants of the Building or of adjacent property, the public, or caused by operations or construction of any private, public or quasi-public works. Lessor shall not be liable for any latent defect in the Premises or in the Building. All property of Lessee kept or stored on the Premises shall be so

/s/ Lessor
/s/ Lessee

kept or stored at the sole risk of Lessee and Lessee shall hold Lessor harmless from any and all claims arising out of damage to same, including subrogation claims by Lessee’s insurance carriers.

Section .36 - END OF TERM. Lessee shall surrender the Premises to Lessor at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by condemnation, fire or other casualty. Lessee shall indemnify, defend and save Lessor harmless against all costs, claims, loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Lessor resulting from any failure by Lessee timely to surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the Fixed Annual Rent theretofore payable hereunder, and accurate measurement will be impossible. Lessee therefore agrees that if possession of the Premises is not surrendered to Lessor on the date of the expiration or sooner termination of this Lease, then, unless Lessor shall have consented to Lessee’s holding over, Lessee shall pay Lessor as liquidated damages for each month and for each portion of any month prorated on a daily basis, during which Lessee holds over in the Premises after expiration or termination of the term of this Lease without consent, a sum equal to two times the Fixed Annual Rent and additional rent which was payable per month under this Lease during the last month of the terms thereof. Any personal property remaining in the Premises after the expiration or sooner termination of the term of this Lease shall be deemed to be abandoned property at the option of Lessor. The aforesaid provision of this Section shall survive the expiration or sooner termination of this Lease.

Section .37 - SIGNS. Lessee shall not place any signs or other advertising matter or material on the exterior of the Building or in any portion of the interior of the Premises which is visible beyond the Premises, without the prior written consent of Lessor, which consent may be withheld in the sole discretion of Lessor. Any lettering or signs placed on the interior of said Building shall be for directional purposes only, Lessee shall be allowed one sign on the building directory sign located on the first floor lobby and one identification sign located to the side of the main entrance to the premises and such signs and lettering shall be of a type, kind character and description first approved by Lessor.

Section .38 - NOTICES. All notices, demands or other writings in this Lease provided to be given, made or sent by either party hereto to the other shall be deemed to have been fully given, if made in writing and delivered in person or by public courier or deposited in the United States mall certified or registered, return receipt requested and postage prepaid and addressed to the parties at their respective notice addresses as set forth in Summary paragraphs I and J. The address to which any notice, demand or other writing may be given, made or sent to either party may be changed by written notice given by such party as above provided.

Section .39 - SECURITY DEPOSIT. Lessee, simultaneously with the execution of this Lease, has deposited with Lessor as a Security Deposit the sum shown therefor in Summary paragraph G of this Lease. Said Security Deposit shall be held by Lessor. Said Security Deposit may be commingled with other funds of Lessor, and Lessor shall have no liability for the accrual or payment of any interest thereon. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Lessee to Lessor hereunder shall be overdue and unpaid, then Lessor may, at the option of Lessor, appropriate and apply all or any portion of said Security Deposit to the payment of any such overdue rent or other sum. In the event of the failure of Lessee to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Lessee, then Lessor, at its option, may appropriate and apply said Security Deposit, or so much thereof as Lessor may deem necessary, to compensate Lessor for all loss or damage sustained or suffered by Lessor due to such default or failure on the part of Lessee. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Lessor for the payment of overdue Fixed Annual Rent or additional rent or other sums due and payable by Lessee hereunder, then Lessee shall, upon the demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore said security to the original sum deposited, and Lessee’s failure to do so within ten (10) days after receipt of such demand shall constitute a default of this Lease. Should Lessee comply with all of said terms, covenants and conditions and promptly pay all of the Fixed Annual Rent and additional rent herein provided for as it falls due, and all other sums payable by Lessee to Lessor hereunder, the said Security Deposit shall be returned in full to Lessee within ten (10) days of the end of the term of this Lease, or upon the earlier termination hereof. Lessor may deliver the Security Deposit to the purchaser of Lessor’s interest in the Premises, providing notice of same to Lessee in writing, in the event that such interest be sold, and thereupon Lessor shall be discharged from any further liability with respect to such Security Deposit. No mortgagee acquiring title to the Premises by foreclosure or deed in lien of foreclosure shall be responsible for the return of any Security Deposit not received by it.

Section .40 - NON-WAIVER. No waiver of any covenant or condition of this Lease by either party shall be deemed to imply of constitute a further waiver of the same covenant or condition or of any other covenant or condition of this Lease. Any such waiver must be in writing and signed by the party granting the waiver. No act or omission of Lessor or its agents shall constitute an actual or constructive eviction, unless Lessor shall have first received written notice of Lessee’s claim and shall have had a reasonable opportunity to remedy such claim.

Section .41 - SUBORDINATION AND ATTORNMENT. Subject to Lessee’s right to receive non-disturbance protection, Lessee hereby subordinates its rights hereunder to the lien of any ground or underlying leases, any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the property and Building of which the Premises are a part and any buildings hereafter placed upon the Property of which the Premises are a part, and to all advances made or hereafter to be made upon

/s/ Lessor
/s/ Lessee

the security thereof. This Section shall be self-operative and no further instrument of subordination shall be required by any mortgagee, but Lessee agrees upon request of Lessor, from time to time, to promptly execute and deliver any and all documents reasonably evidencing such subordination provided same shall provide Lessee with non-disturbance protection, and failure to do so shall constitute a default under this Lease. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by the Lessor covering the Premises, or in the event a deed is given in lieu of foreclosure of any such mortgage, and provided Lessee is granted non-disturbance protection. Lessee shall attorn to the purchaser, or grantee in lien of foreclosure, upon any such foreclosure or sale and recognize such purchaser, or grantee in lieu of foreclosure, as the Lessor under this Lease.

Section .42 - ESTOPPEL CERTIFICATES. From time to time, Lessee, within ten (10) days after written request by Lessor, will deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if then shall have been modification, that the same is in full force and effect as modified and stating the modification), the dates to which the Rent and other charges have been paid and stating whether or not the Lessor is in default in performance of any covenant, agreement, or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge, and such additional information as any mortgagee or purchaser of the Building may reasonably require.

Section .43 - RELOCATION AND REMOVAL OF LESSEE. Lessor shall not have the absolute right, at any time, to relocate Lessee into other space within the Building.

Section .44 - RULES AND REGULATIONS. Lessee agrees to fully comply with all rules and regulations shown in Exhibit “C” attached hereto and by this reference incorporated herein. Lessor shall have the right from time to time to prescribe additional rules and regulations, which in its reasonable judgment may be desirable for the use, entry, operation and management of the Premises and the Building, each of which rules and regulations shall be deemed incorporated herein and made a part hereof by this reference.

Section .45 - BROKER. Lessee represents and warrants to each other that it neither consulted, nor negotiated with, any broker or finder with respect to the Premises other than as may be listed in Summary paragraph K (hereinafter referred to as the “Broker”). Each agrees to Indemnify, defend and save the other harmless from and against any claims for fees or commissions from anyone, other than Broker, with whom the party has dealt in connection with the Premises or this Lease. Lessor agrees to pay any commission of fee owing to Broker.

Section .46 - NO RECORDING. Lessee shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Lessor.

Section .47 - PARKING. Lessee shall be authorized to use four (4) non exclusive parking spaces per one thousand (1,000) square feet of leased premises in the parking lot adjacent to the Building specified in Summary paragraph L. Lessee’s right to use the number of reserved parking spaces specified in Summary paragraph L shall be subject to payment by Lessee of the monthly payment, as additional rent, of the sum specified in Summary paragraph L. Usage by Lessee of parking spaces within the Building Common Areas shall be subject to such reasonable rules and regulations applicable thereto as Lessor may prescribe. Usage of all non-reserved parking spaces shall be on a first-come, first-served basis. Lessor shall not be liable for any loss, damage, theft or injury occurring to person or property within the parking areas of the Building Common Areas.

Section .48 - CONSTRUCTION OF LANGUAGE. The terms “Lease”, “Lease Agreement” or “Agreement” shall be inclusive of each other, and shall include renewals, extensions or modifications of this Lease. The Section headings and titles are for convenience only and shall have no effect upon the construction or interpretation of any part of this Lease.

Section .49 - LESSOR’S CONSENT. Any consent or approval required to be obtained from Lessor may be granted by Lessor in its sole discretion. In any instance in which Lessor agrees not to act unreasonably, Lessee hereby waives any claim for damages against or liability of Lessor which is based upon a claim that Lessor has unreasonably withheld or unreasonably delayed any consent or approval requested by Lessee, and Lessee agrees that its sole remedy shall be an action or proceeding to enforce any declaratory judgment, if with respect to any required consent or approval Lessor is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Lessor acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Lessor shall have no liability whatsoever to Lessee for its refusal or failure to give such consent or approval.

Section .50 - LIABILITY OF LESSOR. Lessee shall look solely to the estate and property of Lessor in the land and building improvements comprising the Building, for the collection of any judgment, or in connection with any other judicial process, requiring the payment of money by Lessor in the event of any default by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Lessor, and no other property or estates of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee’s remedies and rights under this Lease, The word “Lessor” as used in this Lease shall mean only the owner from time to time of Lessor’s interest in this Lease, the event of any assignment of Lessor’s interest

/s/ Lessor
/s/ Lessee

in this lease, the assignor shall not longer be liable for the performance or observation of any agreements or conditions on the part of Lessor to be performed or observed.

Section .51 - TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section .52 - ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Rent herein stipulated to be paid shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or pursue any other remedy provided herein or by law. No acceptance of any Rent by Lessor shall constitute a waiver by Lessor of any prior or subsequent default of Lessee, notwithstanding any knowledge of such default by Lessor at the time of receipt of such Rent.

Section .53 - ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto and forming a part thereof as if fully set forth herein, constitute all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises and the Building and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth. Neither Lessor nor Lessor’s agents have made nor shall be bound to any representations with respect to the Premises or the Building except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease. Except as herein otherwise provided, no subsequent alteration, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to Writing and signed by them.

Section .54 - AMENDMENT. Lessor shall have the right at any time, and from time to time, to amend unilaterally the provisions of this Lease if Lessor is advised by its counsel that all or any portion of the Rental paid by Lessee to Lessor hereunder is, or may be deemed to be, unrelated business taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Lessee agrees that it will execute all documents necessary to effect any such amendment, provided that no such amendment shall increase Lessee’s payment obligations or other liability under this Lease nor reduce Lessor’s obligations hereunder.

Section .55 - RADON DISCLOSURE. In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county public health unit.

Section 56. - WAIVERS BY LESSEE. Lessee expressly waives all of the following: (a) the requirement under Chapter 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to the tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (b) the right of Lessee under Chapter 83.14 of the Florida Statutes to replevy distrained property; and (c) any rights it may have in the selection of venue in the event of suit by or against Lessor, it being understood that the venue of such suit shall be in Broward County, Florida.

Section 57. - WAIVER OF JURY TRIAL. Lessor and Lessee shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise.

Section 58. – NO LIEN ON PERSONAL PROPERTY OF LESSEE. Lessor hereby waives any statutory or common law rights it may have granting Lessor a lien or the right to foreclose on any property of Lessee, including without limitation, any of Lessee’s personnel property installed in or located within the Premises.

/s/ Lessor
/s/ Lessee

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease, or have caused the same to be executed as of the day and year first above written.

Signed, sealed and delivered in the presence of:		LESSOR:

UNUM Life Insurance Company of America

/s/ Jennifer D. Fehlau		By:	/s/ Shelley Stuart Carvel
Print Name:	JENNIFER D. FEHLAU	Name:	SHELLEY STUART CARVEL
		Title:	ASSISTANT VICE PRESIDENT
/s/ Laurie A. Fitch
Print Name:	LAURIE A. FITCH

LESSEE:

Information Services Extended, Inc.

/s/ W. J. Adcock		By:	/s/ Steven Klein
Print Name:	W. J. ADCOCK	Name:	STEVEN KLEIN
		Title:	CFO
/s/ Barbara Shoemaker
Print Name:	BARBARA SHOEMAKER

EXHIBIT “A”

SITE PLAN OF PREMISES

FLOOR PLAN

LAKESIDE BUILDING

OFFICES FOR: SUITE 4000

FT. LAUDERDALE FLORIDA

A-1.0

KRAVIT Architectural

/s/ Lessor
/s/ Lessee

EXHIBIT “B”

Lessor’s Work

Lessor shall demise the premises to approximately 19,000 rentable square feet and the Lessor shall absorb the cost of demising such walls according to code. Upon completion of the demising of the premises, the space shall be re-measured according to BOMA standards for actual square footage. Lessor shall demo existing offices and install offices as per the Lessor approved space and mechanical plans, Lessor shall re-carpet and repaint the Premises according to building standards. Existing electric meter located on the first floor shall be capped off from all other premises except the Lessee’s space. This shall be completed after Lessee has put this account into their name and any previous tenants have vacated space utilized by this meter. Lessor shall contribute up to $190,000.00 towards the above mentioned work. Of the amount contributed $57,000.00 has been amortized over the term of the lease at 12% interest. Any dollar amount for the cost of the improvements over and above $190,000.00 shall be the responsibility of the Lessee and shall be paid promptly to the Lessor upon receipt of invoice.

/s/ Lessor
/s/ Lessee

EXHIBIT “C”

RULES AND REGULATIONS

FOR

LAKESIDE PLAZA OFFICE BUILDING

1.                                       Security.   Lessor may from time to time adopt appropriate surveillance systems and procedures for the protection or safety of the Building, including any persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and Lessee shall comply with Lessor’s reasonable requirements relative thereto. Lessee covenants not to do anything which may in any way impair or restrict the security of the Building.

2.                                       Keys.   No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Lessee. At the end of the Lease Term, Lessee shall promptly return to Lessor all keys for the Premises, or any other portions of the Building which are in the possession of Lessee. In the event Lessee falls to return any keys previously furnished to Lessee, Lessor may retain $50.00 of Lessee’s Security Deposit for locksmith work and administration.

3.                                       Repair, Maintenance, Alterations and Improvements.   Lessee shall carry out Lessee’s repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Lessor and in a manner which will not interfere with the rights of other tenants in the Building. Lessee shall not clean nor permit the exterior cleaning of any windows or doors for the Premises, except in strict conformity with applicable law and the consent of Lessor.

4.                                       Water Fixtures.   Lessee shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Lessee shall be paid for by Lessee.

5.                                       Personal Use of Premises.   The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes, or for the storage of personal effects, or property not required for business purposes.

6.                                       Heavy Articles.   Lessee shall not place in or move about the Premises, without Lessor’s prior written consent, any file cabinet, safe or other heavy article which, in Lessor’s reasonable opinion, may damage the foundation, floors, ceilings, columns, or other structural components of the Building, and Lessor may designate the location of any such heavy articles in the Premises. Business machines and other office equipment shall be placed and maintained by Lessee at Lessee’s expense in a fashion which, in Lessor’s sole discretion, shall be sufficient to absorb and prevent unreasonable vibration, noise and annoyance emanating therefrom.

7.                                       Bicycles, Animals.   Lessee shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Lessor for such purposes.

8.                                       Deliveries.   Lessee shall ensure that deliveries of supplies, fixtures, equipment, furnishings, wares and merchandise to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage in the Building caused by any person making improper deliveries. Lessee may, subject to changes from time to time instituted by Lessor, move freight, furniture, bulky matter and other material into or out of the Premises on Saturday, between the hours of 8:30 a.m. and 1:00 p.m., or later, provided Lessee pays the additional cost incurred by Lessor for expenses arising out of overtime for security personnel in connection with Lessee’s move, and, at least two (2) days prior to such move. Lessor requests that Lessee deposit with Lessor, as security for Lessee’s obligation to pay such additional cost, a sum which Lessor reasonably estimates to be the amount of such additional cost, then Lessee shall deposit such sum with Lessor as security for such cost.

9.                                       Solicitations.   Lessor reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

10.                                 Food and Beverages.   Only persons approved from time to time by Lessor may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the Common Areas for any such purpose. Except with Lessor’s prior written consent and, in accordance with arrangements approved by Lessor, Lessee shall not permit on the Premises the use of equipment for dispensing Food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages. No vending machines of any type shall be allowed in the Premises without the prior written consent of Lessor.

/s/ Lessor
/s/ Lessee

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11.                                 Refuse.   Lessee shall place all refuse in proper receptacles provided by Lessee at its expense in the Premises or in receptacles (if any) provided by Lessor for the Building, and shall keep sidewalks and driveways outside the Building and lobbies, corridors, stairwells, ducts and shafts of the Building, free of all refuse.

12.                                 Obstructions.   Lessee shall not obstruct, impede or place anything in or on the sidewalks, entrances, passages, courts, stairways, driveways or other Common Areas, or use such locations for any purpose except access to and exit from the Premises without Lessor’s prior written consent. Lessor may remove at Lessee’s expense any such obstruction of thing caused or placed by Lessee (and unauthorized by Lessor) without notice or obligation to Lessee. If the Premises is situated on the ground floor to with direct to the street, then Lessee shall, at Lessee’s expense, keep the sidewalks and curbs directly in front of the Premises clean and free from debris.

13.                                 Proper Conduct.   Lessee shall not conduct itself in any manner which is inconsistent with the character of the Building, or which will impair the comfort and convenience of other tenants in the Building. Lessee shall not make, nor permit to be made from its Premises, any unseemly or disturbing noises, or interfere with other tenants or other invitees, and shall immediately abate such action or inaction at the request of Lessor.

14.                                 Employees, Agents and Invitees.   As applicable in these Rules and Regulations, the term “Lessee” shall include Lessee’s Agents, as defined in Section 2.35 of the Lease, as well as others permitted by Lessee to use or occupy the Premises.

15.                                 Parking.   If Lessor designates tenant parking areas in or adjoining the Building, Lessee shall park its vehicles and shall cause its employees and agents to park their vehicles only in such parking areas designated from time to time by Landlord pursuant to the Lease. Lessor may itself, or through any agent designated for such purpose, make, administer and enforce additional rules and regulations regarding parking by tenants and by their employees or agents in the Building, including, without limitation, rules and regulations permitting Lessor or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours.

16.                                 Pest Control.   In order to maintain satisfactory and uniform pest control throughout the Building, Lessee shall engage for its own Premises and at its sole cost, a qualified pest extermination contractor either designated or approved by Lessor, who shall perform pest control and extermination services in the Premises at such intervals as reasonably required, or as may be directed by Lessor.

17.                                 Normal Business Hours.   The initial normal business hours of the Building shall be the hours from 8:00 a.m. to 6:00 p.m., Mondays through Fridays, and the hours from 8:00 a.m. to 1:00 p.m., Saturdays; provided, however, prior to each calendar year, Lessor shall inform each of the tenants which holidays the Building will not be open to the public.

18.                                 Signs.   No signs, advertisements or notices shall be painted or affixed on or to any window, door, corridor or other part of the Building, including Common Areas, except as shall be first approved in writing by Lessor. Lessor shall have the sole discretion as to approval of all Building signs, including any of Lessee’s, which are affixed to, or are visible from any of the common Areas. Lessor shall impose design and size specifications, all of which may be amended from time to time by Lessor, at its sole discretion. Lessee is prohibited from exhibiting any hand-written signs.

19.                                 Windows.   The windows in the Premises shall not be covered or obstructed by Lessee in any fashion, nor shall any bottles, parcels or other articles be placed on the window sills within the Premises. No articles shall be thrown or discarded through the windows or other openings leading from the Premises.

20.                                 Carpet Pads.   In those portions of the Premises where carpet has been provided directly or indirectly by Lessor, Lessee shall, at its own expense, install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

21.                                 Dangerous or Immoral Activities.   Lessee shall not make any use of the Premises which involves the danger of injury to any person, nor shall the same be used for any immoral purpose.

22.                                 Miscellaneous.

A.                                  Corridor doors, when not in use, shall be kept closed.

B.                                    Lessee shall lock all office doors leading to corridors and turn out all lights at the close of its working day.

C.                                    Lessee shall not tamper with nor attempt to adjust temperature control thermostats in the Premises. Lessor shall adjust thermostats to maintain required temperatures for heating, ventilating and air conditioning.

/s/ Lessor
/s/ Lessee

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D.                                   Lessee agrees to comply with any measures instituted for the security of the Building, which may include the signing in or out in a register in the building lobby, afterhours, on weekends, or otherwise.

E.                                     No flammable or explosive fluids or substances may be kept, or used, within the Building, except in designated areas, if any, which are approved by Lessor in writing.

23.                                 Changes to Rules & Regulations.   Lessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as it, in its sole discretion, shall from time to time require for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of the tenants, including their agents, employees and invitees. These rules and regulations, as amended, shall be binding upon Lessee in a like manner as if included within the provisions of the Lease agreement from the inception of the Lease Term.

/s/ Lessor
/s/ Lessee

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EXHIBIT “D”

SCHEDULE OF ADJUSTMENTS IN FIXED ANNUAL RENT

Information Services Extended, Inc.

Suite No. 4000, 19,000 Approx. Rentable Sq. Ft.

Re-measurement of the premises shall determine actual square footage and Fixed Annual Rent shall be adjusted accordingly.

The term of this Lease shall be sixty (60) months and shall begin on the earlier of July 1, 2001 in accordance with Section 3(B).

The rent rates and fixed Annual Rent (stated monthly) during the initial term shall be:

Year 1: $18.30 per rentable square foot, plus applicable Sales Tax

Year 2: $19.03 per rentable square foot, plus applicable Sales Tax

Year 3: $19.79 per rentable square foot, plus applicable Sales Tax

Year 4: $20.59 per rentable square foot, plus applicable Sales Tax

Year 5: $21.41 per rentable square foot, plus applicable Sales Tax

The above figures include the amortization of the tenant improvements described in Exhibit “B”.

/s/ Lessor
/s/ Lessee

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EXHIBIT “E”

LESSEE’S WORK

Intentionally left blank.

/s/ Lessor
/s/ Lessee

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